As filed with the Securities and Exchange Commission on April 30, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Pacer Funds Trust
(Exact name of registrant as specified in its charter)

Delaware
State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

500 Chesterfield Parkway
Malvern, Pennsylvania 19355
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Pacer Trendpilot International ETF	NYSE Arca, Inc.
Pacer Trendpilot Fund of Funds ETF	NYSE Arca, Inc.
Pacer US Cash Cows Growth ETF	NYSE Arca, Inc.
Pacer Cash Cows Fund of Funds ETF	The NASDAQ Stock Market LLC
Pacer Emerging Markets Cash Cows 100 ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-201530

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 43 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-19-002556) on April 30, 2019, which is incorporated herein by reference.

The Trust currently consists of 15 separate series.  The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Pacer Trendpilot International ETF	83-2973503
Pacer Trendpilot Fund of Funds ETF	83-3025409
Pacer US Cash Cows Growth ETF	83-2988437
Pacer Cash Cows Fund of Funds ETF	83-3009914
Pacer Emerging Markets Cash Cows 100 ETF	81-3551554

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust August 12, 2014 is incorporated herein by reference to Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the SEC via EDGAR on January 15, 2015 (Accession Number: 0000894189-15-000176).

B.
Registrant’s Declaration of Trust dated August 12, 2014 is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the SEC via EDGAR on January 15, 2015 (Accession No. 0000894189-15-000176).

C.
Registrant’s By-Laws dated August 12, 2014 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the SEC via EDGAR on January 15, 2015 (Accession No. 0000894189-15-000176).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Pacer Funds Trust

April 30, 2019

/s/ Joe M. Thomson
Joe M. Thomson President